CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report to Shareholders of Rydex S&P Equal Weight ETF. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm and Custodian" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Baltimore, Maryland
February 25, 2005